Exhibit T3F

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture dated as of December 18, 1996

Trust Indenture Act                                         Indenture
       Section                                               Section
------------------                                          ---------
310  (a)(1)...............................................  7.10
     (a)(2)...............................................  7.10
     (a)(3)...............................................  N.A.
     (a)(4)...............................................  N.A.
     (a)(5)...............................................  7.10
     (b)..................................................  7.8; 7.10; 13.2
     (c)..................................................  N.A.
311  (a) .................................................  7.11
     (b)..................................................  7.11
     (c)..................................................  N.A.
312  (a)..................................................  2.5
     (b)..................................................  13.3
     (c)..................................................  13.3
313  (a)..................................................  7.6
     (b)(1)...............................................  N.A.
     (b)(2)...............................................  7.6
     (c)..................................................  7.6; 13.2
     (d)..................................................  7.6
314  (a)..................................................  4.10; 13.2
     (b)..................................................  N.A.
     (c)(1)...............................................  7.2; 13.4
     (c)(2)...............................................  7.2; 13.4
     (c)(3)...............................................  N.A.
     (d)..................................................  N.A.
     (e)..................................................  11.5
     (f)..................................................  N.A.
315  (a)..................................................  7.1(b)
     (b)..................................................  7.5; 13.2
     (c)..................................................  7.1(a)
     (d)..................................................  7.1(c)
     (e)..................................................  6.11
316  (a)(last sentence)...................................  2.9
     (a)(1)(A)............................................  6.5
     (a)(1)(B)............................................  6.4
     (a)(2)...............................................  N.A.
     (b)..................................................  6.7
317  (a)(1)...............................................  6.8
     (a)(2)...............................................  6.9


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     (b)..................................................  2.4
318  (a)..................................................  13.1
     (c)..................................................  13.1

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N.A. means Not Applicable


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